Exhibit 21


                            FBL FINANCIAL GROUP, INC.
                    SUBSIDIARIES OF FBL FINANCIAL GROUP, INC.



                                                                      STATE OF
                                                                   INCORPORATION
                                                                   -------------
Insurance Subsidiaries:
     EquiTrust Life Insurance Company..............................     Iowa
     Farm Bureau Life Insurance Company............................     Iowa
     Universal Assurors Life Insurance Company.....................     Iowa
Noninsurance Subsidiaries:
     EquiTrust Assigned Benefit Company............................     Iowa
     EquiTrust Investment Management Services, Inc. ...............   Delaware
     EquiTrust Marketing Services, LLC ............................   Delaware
     FBL Financial Group Capital Trust.............................   Delaware
     FBL Financial Services, Inc...................................     Iowa
     FBL Insurance Brokerage, Inc..................................     Iowa
     FBL Leasing Services, Inc.....................................     Iowa
     FBL Real Estate Ventures, Ltd.................................  Wisconsin
     Western Ag Insurance Agency, Inc..............................   Arizona